Exhibit 10.26

CONFORMIS, INC.

LICENSE AGREEMENT

THIS LICENSE AGREEMENT (this “Agreement”) is entered into effective as of April 10, 2007 (the “Effective Date”) by and between ConforMIS, Inc., a Delaware corporation “ConforMIS”) and Vertegen, Inc., a Delaware corporation (“Vertegen”).

RECITALS

A.                                    Vertegen owns certain inventions, patents, patent applications, and other technical data and information for the treatment of spinal disorders (the “Vertegen Intellectual Property”).

B.                                    Subject to the terms and conditions of this Agreement, Vertegen desires to grant to ConforMIS, and ConforMIS desires to receive from Vertegen, an exclusive license to the Vertegen Intellectual Property.

IN WITNESS WHEREOF, THE PARTIES AGREE AS FOLLOWS:

1.                                      Definitions.  Unless defined elsewhere in this Agreement, as used in this Agreement the following terms will have the following respective meanings.

1.1                               “Articular Repair Systems” means any current or future devices or systems for the treatment of articular conditions or disorders, including without limitation implants made of metal, plastic, polymers, liquid metal or other suitable material; injectable solutions; self-expandable devices; inflatable devices; matrices and similar systems; hydrogels and similar systems; biological repair materials or kits; bio-resorbable materials or devices; surgical instruments; surgical planning techniques; and combinations of drugs and devices or combinations of different materials including biologies and non-biologics.  “Articular Repair Systems” specifically excludes Spinal Repair Systems and the treatment of spinal disorders.

1.2                               “Change of Control” means with respect to either party, the transfer or sale of all or substantially all of the assets of such party, or a merger, consolidation or similar transaction in which such party is not the surviving entity.

1.3                               “Confidential Information” means (a) the terms and conditions of this Agreement (and its Exhibits); (b) each party’s trade secrets, financial data, business plans, strategies, methods and/or practices; (c) each party’s proprietary/scientific data, including its patents, patent applications, trademarks, copyrights and other intellectual property, and work-in-process relating thereto; and (d) any other information relating to either party or its respective business that is not generally known to the public, including but not limited to information about either party’s personnel, products, customers, marketing strategies, services or future business plans.

1.4                               “ConforMIS Field of Use” means the diagnosis, assessment and treatment of articular disorders by the therapeutic use of Articular Repair Systems, including related current and future imaging techniques and other current and future approaches for implant sizing, shaping, selection, placement or manufacture.

1.5                               “Continuations-in-Part” means all continuation-in-part applications that are filed, but only to the extent that such patent applications cover technology or subject matter disclosed or claimed in the original application, or technology or subject matter that is derived from, or an improvement or modification of, technology disclosed or claimed in the original application or that otherwise requires practice of the inventions claimed therein.

1.6                               “Effective Date” means the date of this Agreement set forth in the preamble hereto.

1.7                               “Licensed IF” means the Licensed Patents, Patent Applications and Inventions and all know-how, namely, technical information, manufacturing techniques and other intellectual property rights relating to the inventions covered by the Licensed Patents, and all other patents, patent applications, inventions or other intellectual property rights of Vertegen existing as of the date hereof that are required for ConforMIS’ exploitation of the licenses granted herein.

1.8                               “Licensed Patents” means issued patents and any patents that may issue from any of the Patent Applications and any provisionals, divisionals, continuations, Continuations-in-Part, reissues, reexaminations of, and foreign patents corresponding to, any Patent Application.

1.9                               “Licensed Product” means any product, service or part thereof in the Vertegen Field of Use or ConforMIS Field of Use, the development, performance, manufacture, use, or sale of which is covered under issued and/or pending claims of the Licensed Patent or which is otherwise covered under, utilizes or is derived from the Licensed IP.

1.10                        “Net Sales” means the gross revenues actually collected by ConforMIS from the sale of Licensed Products, including litigation proceeds pursuant to Section 6.2, as measured using ConforMIS’ reasonable and customary accounting procedures, whether or not assembled (and without excluding therefrom any components or subassemblies thereof, whatever their origin and whether or not patent impacted), less the following items but only insofar as they actually pertain to the disposition of such Licensed Products and are otherwise included in such gross revenues:

(a)                                 Import, export, excise and sales taxes, and custom duties;

(b)                                 Costs of shipping insurance, packing, and transportation from the place of manufacture to the customer’s premises or point of installation;

(c)                                  Costs of installation at the place of use;

(d)                                 Credit or refunds for returns, allowances, or trades; and

(e)                                  In the case of litigation proceeds pursuant to Section 6.2, the litigation costs associated therewith.

1.11                        “Patent Applications” will mean the patent applications described on Exhibit A.

1.12                        “Inventions” will mean the inventions and disclosures described on Exhibit B.

1.13                        “Spinal Repair Systems” means any current or future devices, systems or methods using interpositional arthroplasty systems for facet joints, uncovertebral joints and costovertebral joints, including related surgical instruments and surgical techniques, for the treatment of conditions or disorders of the human spine, including without limitation degenerative spine disease, disk disease, facet joint disease, osteoporosis, osteoporotic compression fractures, spinal fractures, spinal stenosis (including central, lateral recess and foraminal stenosis), spine trauma, spondylolisthesis, spondylosis, spondylolysis, arachnoiditis, diseases of the neural structures and spinal cord, malignant disease to the spine including osseous, soft-tissue and neural elements, revision surgery, for example for other devices, and surgery involving the muscle apparatus of the spine.  Spinal Repair Systems include, without limitation, implants or devices or systems made of metal, plastic, polymers, liquid metal or other suitable material; injectable solutions; self-hardening materials, self-expandable devices; inflatable devices; matrices and similar systems; hydrogels and similar systems; biological repair materials or kits; bio-resorbable materials or devices; surgical instruments used for treatment of spinal conditions; surgical and interventional planning techniques used for the treatment of spinal conditions; implants, devices, systems, biological and non-biological, optionally utilizing an imaging test for preoperative sizing and/or manufacturing; and combinations of drugs and devices or combinations of different materials including biologies and non-biologics.

1.14                        “Vertegen Field of Use” means the diagnosis, assessment, monitoring, surgical or interventional planning and treatment of spinal disorders by the therapeutic use of Spinal Repair Systems.

2.                                      License Grant.

2.1                               License to ConforMIS.  Subject to the terms and conditions of this Agreement, Vertegen hereby grants and ConforMIS hereby accepts, an exclusive (even as to Vertegen), worldwide right and license under the Licensed IP, in both the Vertegen Field of Use and ConforMIS Field of Use, to make, have made, use, sell, offer for sale, sublicense, have sold, import and have imported Licensed Products and to modify and create derivatives thereof.

2.2                               No Impairment.  Nothing in this Agreement will limit or impair (a) the rights of Vertegen to continue to exploit, develop, practice or otherwise use the intellectual property Vertegen develops outside the scope of any existing assignment obligations of Vertegen and its affiliated persons to ConforMIS, or (b) the rights of ConforMIS to continue to exploit, develop, practice or otherwise use ConforMIS’ intellectual property.

3.                                      Agreements and Covenants.  As a material inducement to the parties to enter into this Agreement, both parties agree to the following agreements and covenants.

3.1                               License Consideration.

(a)                                 License Payment.  ConforMIS will pay the amount of $10,000.00 to Vertegen within five business days after the Effective Date.

(b)                                 Warrant.  Within five business days after the Effective Date, Vertegen will purchase from ConforMIS, and ConforMIS will sell to Vertegen, a warrant to purchase 200,000 shares of Common Stock of ConforMIS in the form attached hereto as Exhibit C (the “Warrant”).  The Warrant will have an exercise price equal to $0.55 per share, which both parties acknowledge is the current fair market value of ConforMIS’ Common Stock.  The Warrant will expire on the earlier of six years after the Effective Date or a Change of Control of ConforMIS.  The purchase price of the Warrant will be $5,000.00, which both parties acknowledge is the fair market value of the Warrant.

3.2                               Royalties.  ConforMIS will pay Vertegen earned royalties on Net Sales at the rate of 5.0%.  ConforMIS will pay royalties within 30 days after the end of each fiscal quarter in which revenues (or litigation proceeds) giving rise to the payment of royalties hereunder are collected.

3.3                               Audit.  ConforMIS will maintain complete and accurate books and records as reasonably necessary to support and document the calculations necessary to provide payment to Vertegen of royalties pursuant to Section 3.2, including books and records relating to the calculation of Net Sales.  ConforMIS shall provide Vertegen with reasonable documentation in support of such calculations along with royalty payments.  Vertegen will have the right, at its own expense, to inspect and audit (or direct an independent certified public accounting firm to inspect and audit) such books and records that are relevant to such calculations; provided, however, that:  (i) Vertegen will provide ConforMIS with reasonable notice prior to such audit; (ii) any such inspection and audit shall be conducted during regular business hours in such a manner as not to interfere with normal business activities; (iii) in no event shall audits be made more frequently than once every 12 months; and (iv) ConforMIS will pay Vertegen all deficient amounts within 10 days after such deficiency is discovered and will reimburse Vertegen for its audit expenses if the amount of any deficiency is greater than 10% of the amounts otherwise owed.  The right to audit will extend for one year following the termination of this Agreement.  ConforMIS and its personnel will cooperate in good faith in connection with any audit pursuant to this paragraph.

3.4                               Patent Prosecution.  ConforMIS will use commercially reasonable efforts, at ConforMIS’ sole expense, to continue to prosecute the Patent Applications, including appropriate divisionals, continuations, Continuations-in-Part, reissues, reexaminations, and foreign patents relating thereto.  For purposes of this paragraph, the term “prosecute” will include, without limitation, diligently preparing, filing, and following up with the United States and any applicable foreign patent offices.  Vertegen and ConforMIS will cooperate with each other in providing reasonable guidance, advice and assistance with respect to the prosecution of the Patent Applications and other patentable rights as contemplated herein.

4.                                      Limitation of Warranties.

4.1                               Nothing in this Agreement is or will be construed as:

(a)                                 A warranty or representation by Vertegen as to the validity or scope of the Patent Applications;

(b)                                 A warranty or representation by Vertegen as to the validity or scope of the Licensed IP;

(c)                                  A warranty or representation that anything made, used, sold, or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents, copyrights, and other rights of third parties;

(d)                                 An obligation to bring actions or suits against third parties for infringement, except to the extent and in the circumstances described in Section 6;

(e)                                  Granting by implication, estoppel, or otherwise any licenses, sublicenses or other rights under patents or other rights of ConforMIS, Vertegen or other persons other than the license of the Licensed IP; or

(f)                                   An obligation to furnish any technology, software or technical information other than relating to the Licensed IP.

4.2                               EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED.  THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF THE LICENSED PRODUCTS OR PRODUCTS DEVELOPED PURSUANT TO THE RIGHTS ASSIGNED UNDER SECTION 2.1 WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER RIGHTS OR ANY OTHER EXPRESS OR IMPLIED WARRANTIES.

5.                                      Indemnification.

5.1                               Of Vertegen.  ConforMIS agrees to indemnify, hold harmless, and defend Vertegen and its directors, officers, employees, advisors, consultants, attorneys and other agents and representatives (collectively, “Vertegen Indemnitees”) against any and all damages, suits, actions or other claims for death, illness, personal injury, property damage, improper business practices or any other cause of action arising out of the manufacture, use, sale, or other disposition by ConforMIS or any sublicensee of ConforMIS, or their respective customers, of Licensed Products, provided that any such Vertegen Indemnitee promptly notifies ConforMIS in writing of any such claim, promptly tenders the control of the defense and settlement of any such claim to ConforMIS (at ConforMIS’ expense and with ConforMIS’ choice of counsel), and cooperates fully with ConforMIS (at ConforMIS’ request and expense) in defending or settling such claim, including but not limited to providing any information or materials necessary for ConforMIS to perform the foregoing.  ConforMIS will not enter into any settlement or compromise of any such claim that obligates any Vertegen Indemnitee to pay any amount of money without such Vertegen Indemnitee’s prior consent, which will not be unreasonably withheld or delayed.

5.2                               Of ConforMIS.  Vertegen agrees to indemnify, hold harmless, and defend ConforMIS and its directors, officers, employees, advisors, consultants, attorneys and other agents and representatives (collectively, “ConforMIS Indemnitees”) against any and all damages, suits, actions or other claims for death, illness, personal injury, property damage, improper business practices or any other cause of action arising out of the manufacture, use, sale, or other disposition by Vertegen or any sublicensee of Vertegen, or their respective customers, of any products or services the development, performance, manufacture, use, or sale of which is (a) not covered under issued and/or pending claims of the Licensed Patent and (b) not otherwise covered under, utilizing or derived from the Licensed IP, provided that any such ConforMIS Indemnitee promptly notifies Vertegen in writing of any such claim, promptly tenders the control of the defense and settlement of any such claim to Vertegen (at Vertegen’s expense and with Vertegen’s choice of counsel), and cooperates fully with Vertegen (at Vertegen’s request and expense) in defending or settling such claim, including but not limited to providing any information or materials necessary for Vertegen to perform the foregoing.  Vertegen will not enter into any settlement or compromise of any such claim that obligates such ConforMIS Indemnitee to pay any amount of money without such ConforMIS Indemnitee’s prior consent, which will not be unreasonably withheld or delayed.

5.3                               Limitations on Liability.  Neither party will be liable to the other or any third party for any indirect, special or consequential damages, whether grounded in tort (including negligence), strict liability, contract or otherwise.  Vertegen will not have any responsibilities or liabilities whatsoever with respect to products or services offered by ConforMIS.  ConforMIS will not have any responsibilities or liabilities whatsoever with respect to Licensed Products or any other products or services offered by Vertegen.

6.                                      Patent Infringement.

6.1                               Suspected Infringement.  Each party will promptly inform the other party in writing of any suspected infringement of any Licensed IP.

6.2                               Infringement of Licensed Patent.  During the term of this Agreement, Vertegen and ConforMIS each will have the right to institute an action for infringement of a Licensed Patent against a third party in accordance with the following:

(a)                                 If Vertegen and ConforMIS agree to institute suit jointly, the suit will be brought in both their names, the out-of-pocket costs thereof will be borne equally, and any recovery or settlement will be shared equally.  ConforMIS and Vertegen will agree to the manner in which they will exercise control over such action.  Either party may, if it so desires, also be represented by separate counsel of its own selection, the fees for which counsel will be paid by such party.

(b)                                 In the absence of agreement to institute a suit jointly pursuant to paragraph (a) above, ConforMIS may institute suit, and, at its option, join Vertegen as a plaintiff.  If ConforMIS decides to institute suit, then it will notify Vertegen in writing.  Vertegen’s failure to respond to such notice in writing, within 15 days after receipt of such notice, that it will join in enforcing the patent pursuant to the provisions hereof, will be deemed conclusively to be Vertegen’s assignment to ConforMIS of all rights, causes of action, and damages resulting from any such alleged infringement.  ConforMIS will bear the entire cost of such litigation, including expenses incurred by Vertegen, if any, and will be entitled to retain the entire amount of any recovery or settlement, subject to the payment of royalties hereunder.

(c)                                  In the absence of agreement to institute a suit jointly pursuant to paragraph (a) above and if ConforMIS notifies Vertegen that it has decided not to join in or institute a suit, as provided in (b) above, Vertegen may institute suit.  Vertegen will bear the entire cost of such litigation, including expenses incurred by ConforMIS, if any, and will be entitled to retain the entire amount of any recovery or settlement.

6.3                               Abandonment of Suit.  Should either Vertegen or ConforMIS commence a suit under the provisions of Section 6.2 and thereafter elect to abandon the same, it will give timely notice to the other party who may, if it so desires, continue prosecution of such suit.  Upon any recovery in such suit, any proceeds from the litigation will be distributed as follows:  first, the party continuing such suit will be entitled to recover all of its litigation expenses; second, the party abandoning such suit will be entitled to recover all of its litigation expenses; and third, any additional proceeds will be distributed to the party continuing such suit, subject to the payment by ConforMIS of royalties hereunder.

7.                                      Confidentiality.  During the term of this Agreement and indefinitely thereafter, each party will use and reproduce the other party’s Confidential Information only for purposes set forth in this Agreement and only to the extent necessary for such purpose and will restrict disclosure of the other party’s Confidential Information to its employees, consultants or independent contractors with a need to know and will not disclose the other party’s Confidential Information to any third party without the prior written approval of the other party.  The foregoing obligations will not apply to the extent that information:  (a) is now in the public domain or subsequently enters the public domain by publication or otherwise through no action or fault of the receiving party; (b) is known to receiving party without restriction, prior to receipt from the disclosing party under this Agreement, from its own independent sources as evidenced by the receiving party’s written records, and which was not acquired, directly or indirectly, from the disclosing party; (c) is received from any third party reasonably known by such receiving party to have a legal right to transmit such information, and not under any obligation to keep such information confidential; or (d) is independently developed by the receiving party’s employees or agents provided that the receiving party can show that those same employees or agents had no access to the Confidential Information received hereunder.  In the event any Confidential Information is required to be disclosed under applicable law or in a judicial or other governmental investigation or proceeding, the disclosing party will be given prior notice and opportunity to contest the need for such disclosure or to seek a protective order therefor.

8.                                      Sublicenses and Licenses.  ConforMIS may grant sublicense(s) to the Licensed IP in the ConforMIS Field of Use and/or Vertegen Field of Use during the term of this Agreement in its sole discretion without compensation or other recourse to Vertegen; provided that any such sublicense will be expressly subject and subordinate to the terms and conditions of this Agreement.  ConforMIS may not otherwise grant any sublicenses to the Licensed IP.

9.                                      Termination.

9.1                               By ConforMIS.  ConforMIS may terminate this Agreement by giving Vertegen notice in writing at least 30 days in advance of the effective date of termination selected by ConforMIS.

9.2                               By Vertegen.  Vertegen may terminate this Agreement if (a) ConforMIS is in material breach of any provision of this Agreement, and (b) ConforMIS fails to show reasonable efforts to remedy any such default, breach, or false report within 90 days after written notice thereof by Vertegen, and (c) ConforMIS fails to remedy any such default, breach, or false report within 180 days after written notice thereof by Vertegen.

9.3                               Termination under Vertegen Field of Use.  Vertegen may also terminate ConforMIS’ rights pursuant to this Agreement regarding the Vertegen Field of Use if (a) ConforMIS (i) fails to “Develop” (as defined below) a Licensed Product within three years after the Effective Date, and (ii) fails to remedy such failure to Develop a Licensed Product within 180 days after written notice thereof by Vertegen, or (b) ConforMIS (i) fails to “Commercialize” (as defined below) a Licensed Product within five years after the Effective Date, (ii) fails to show reasonable efforts to Commercialize a Licensed Product within 180 days after written notice thereof by Vertegen, and (iii) fails to remedy such failure to Commercialize a Licensed Product within one year after written notice thereof by Vertegen.  For purposes of this paragraph, “Develop” means developing a working prototype of a Licensed Product in the Vertegen Field of Use which is in clinical trials and has been used on at least five patients.  For purposes of this paragraph, “Commercialize” means collecting at least $10,000 in revenue from the sale of Licensed Products in the Vertegen Field of Use, including revenue from direct sales, distributors or other agents, or royalty payments from sublicenses of the Licensed Intellectual Property.  Upon a termination of ConforMIS’ rights pursuant to this Agreement regarding the Vertegen Field of Use in accordance with this Section 9.3, (1) ConforMIS’ rights in Section 2.1 will no longer apply in the Vertegen Field of Use, (2) ConforMIS will no longer have the right to institute an action for infringement of a Licensed Patent in the Vertegen Field of Use under Sections 6.2 or 6.3, and (3) ConforMIS may no longer grant sublicense(s) to the Licensed IP in the Vertegen Field of Use pursuant to Section 8 (and any such then existing sublicenses shall terminate); but all other terms and provisions of this Agreement will continue in full force and effect.

9.4                               Survival of Terms.  Surviving any termination or expiration of this Agreement are:

(a)                                 Any cause of action or claim of ConforMIS or Vertegen, accrued or to accrue, because of any breach or default by the other party; and

(b)                                 The provisions of Sections 1, 2.2, and 4, 5, 7 and 9 through 18 and any other provisions that by their nature are intended to survive.

10.                               Assignment.  This Agreement may not be assigned without the written permission of the parties hereto; provided, however, that this Agreement will be automatically assigned to the successor entity of either party upon the transfer or sale of all or substantially all of the assets of such party, or a merger, consolidation or similar transaction in which such party is not the surviving entity.

11.                               Further Assurances.  After this Agreement has been signed by both parties, each party will execute such documents and take such steps as the other party may reasonably require to fulfill the provisions of and to give to each party the full benefit of this Agreement.

12.                               Choice of Law; Arbitration; Venue.  This Agreement will be governed by the laws of the State of Delaware, excluding conflict of laws provisions.  Any disputes arising out of this Agreement will be resolved by binding arbitration in accordance with the then-current commercial arbitration rules of the American Arbitration Association (“Rules”).  The arbitration will be conducted by one arbitrator appointed in accordance with the Rules in (a) if Vertegen institutes the arbitration, the county, whether within or outside California, in which ConforMIS then has its principal office (currently San Mateo County, California) or (b) if ConforMIS institutes the arbitration, the county, whether within or outside Massachusetts, in which Vertegen then has its principal office (currently Suffolk County, Massachusetts).  A judgment upon the award may be entered in any court having jurisdiction over the parties.  The non-prevailing party in the arbitration will pay all fees and charges of the American Arbitration Association; each party, however, will be responsible for the payment of all fees and expenses connected with the presentation of its respective case.

13.                               Notices.  All notices under this Agreement will be deemed to have been fully given when done in writing and deposited in the United States mail, registered or certified, and addressed as follows:

To Vertegen:	Vertegen, Inc.
7 Fair Oaks Terrace
Lexington, MA 02421
Attention: Philipp Lang, MD MBA

To ConforMIS:	ConforMIS, Inc.
323 C Vintage Park Dr.
Foster City, CA 94404
Attention: Chief Executive Officer

Either party may change its address upon written notice to the other party.

14.                               Independent Contractors.  The parties are independent contractors with respect to each other.  Each party is not and will not be deemed to be an employee, agent, partner or legal representative of the other for any purpose and will not have any right, power or authority to create any obligation or responsibility on behalf of the other.

15.                               Severability.  If any provision of this Agreement is held by a court of competent jurisdiction to be contrary to law, the remaining provisions of this Agreement will remain in full force and effect.

16.                               Force Majeure.  Neither party will be deemed to be in breach of this Agreement for any failure or delay in performance caused by reasons beyond its reasonable control, including but not limited to earthquakes, floods, wars, sabotage, strikes or shortages of materials.

17.                               Complete Understanding.  This Agreement including all exhibits hereto, constitutes the final, complete and exclusive agreement between the parties with respect to the subject matter hereof, and supersedes any prior or contemporaneous agreement.

18.                               Waiver and Amendment.  No modification, amendment or waiver of any provision of this Agreement will be effective unless in writing and signed by the party to be charged.  No failure or delay by either party in exercising any right, power, or remedy under this Agreement, except as specifically provided herein, will operate as a waiver of any such right, power or remedy.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

Vertegen:	VERTEGEN, INC.

	By:	/s/ Philipp Lang
Philipp Lang, Chairman

ConforMIS:	CONFORMIS, INC.

	By:	/s/ Patrick Hess
Patrick Hess, Chief Executive Officer

EXHIBIT A

PATENT APPLICATIONS

Vert002 US:
Title:  Devices and Methods for Treating Facet Joints,
Uncovertebral Joints, Costovertebral Joints and Other
Joints Serial No.  11/602,713
Filing Date:  November 21, 2006
Your File:  Vert 002.00us
Bromberg & Sunstein File:  2960/141

Vert002 PCT:
Title:  Devices and Methods for Treating Facet Joints,
Uncovertebral Joints, Costovertebral Joints and Other Joints
Application No.  PCT/US2006/045131
Filing Date:  November 21, 2006
Bromberg & Sunstein File:  2960/141 WO

Vert V001 provisional:
Title:  U.S. Provisional Patent Application for Devices
and Methods for Treating Facet Joints, Uncovertebral Joints,
Costovertebral Joints and Other Joints
Serial No.  60/740,323
Filing Date:  November 21, 2005
Bromberg & Sunstein File:  2960/140

EXHIBIT B

INVENTIONS

None.

EXHIBIT C

WARRANT

CONFORMIS, INC.
WARRANT TO PURCHASE A MAXIMUM OF
200,000 SHARES OF COMMON STOCK

(Void after April 10, 2013)

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR UNLESS SOLD PURSUANT TO RULE 144 OF THE ACT.

THIS WARRANT AND THE SECURITIES ISSUABLE HEREUNDER ARE SUBJECT TO RESTRICTIONS ON TRANSFER AS SET FORTH HEREIN.

THIS WARRANT (this “Warrant”) has been issued to Vertegen, Inc., a Delaware corporation (the “Holder”) as of April 10, 2007 (the “Effective Date”) for a purchase price of $5,000.00 in connection with the License Agreement entered into by and between the Holder and ConforMIS, Inc., a Delaware corporation (the “Company”).  This Warrant certifies that Holder, or rightful assigns, for value received, is entitled to purchase from the Company, subject to the terms set forth below, a maximum of 200,000 fully paid and nonassessable shares (subject to adjustment as provided herein) of the Company’s Common Stock (the “Warrant Shares”) for cash at a price of $0.55 per share (the “Exercise Price”) (subject to adjustment as provided herein) at any time or from time to time up to and including 5:00 p.m.  (California Time) on the earlier of (i) a sale or exchange of all or substantially all of the assets of the Company (other than a sale or exchange to a subsidiary corporation of the Company or a sale or exchange effected for the purpose of reincorporating the Company in another jurisdiction) or the merger or consolidation of the Company with or into another entity in which the stockholders of the Company immediately prior to such transaction shall own less than a majority of the voting securities or power of the surviving entity immediately subsequent to such transaction (other than a merger or consolidation effected for the purpose of reincorporating the Company in another jurisdiction), or (ii) April 10, 2013, such earliest date being referred to herein as the “Expiration Date,” upon surrender to the Company at its principal office (or at such other location as the Company may advise the Holder in writing) of this Warrant properly endorsed with the Form of Subscription attached hereto duly filled in and signed and upon payment in cash or by check of the aggregate Exercise Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof.  The Exercise Price is subject to adjustment as provided in Section 3 of this Warrant.  This Warrant is issued subject to the following terms and conditions:

1.                                      Exercise, Issuance of Certificates, Reduction in Number of Warrant Shares.

1.1                               General.  This Warrant is exercisable at the option of the Holder of record hereof on or prior to the Expiration Date, at any time or from time to time following its issuance, for all or any part of the Warrant Shares (but not for a fraction of a share) which may be purchased hereunder, as that number may be adjusted pursuant to Section 3 of this Warrant.  The Company agrees that the Warrant Shares purchased under this Warrant shall be and are deemed to be issued to the Holder hereof as the record owner of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered, properly endorsed, the completed and executed Form of Subscription delivered, and payment made for such Warrant Shares.  Certificates for the Warrant Shares so purchased, together with any other securities or property to which the Holder hereof is entitled upon such exercise, shall be delivered to the Holder hereof by the Company at the Company’s expense as soon as practicable after the rights represented by this Warrant have been so exercised.  In case of a purchase of less than all the Warrant Shares which may be purchased under this Warrant, the Company shall cancel this Warrant and execute and deliver to the Holder hereof within a reasonable time a new Warrant or Warrants of like tenor for the balance of the Warrant Shares purchasable under this Warrant surrendered upon such purchase.  Each stock certificate so delivered shall be registered in the name of such Holder.

1.2                               Net Issue Exercise of Warrant.  Notwithstanding any provisions herein to the contrary, if the fair market value of one share of the Company’s Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, Holder may elect to receive shares of Common Stock equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Form of Subscription in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X =

Where                                                             X=                                the number of shares of Common Stock to be issued to Holder;

Y=                                the number of shares of Common Stock purchasable under this Warrant or, if only a portion of this Warrant is being exercised, the portion of this Warrant being canceled (at the date of such calculation);

A=                                the fair market value of one share of the Company’s Common Stock (at the date of such calculation); and

B=                                Exercise Price (as adjusted to the date of such calculation).

For purposes of the above calculation, the fair market value of one share of the Company’s Common Stock shall be determined by the Company’s Board of Directors in the good faith exercise of its reasonable business judgment; provided, however, that if at the time of such

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exercise the Company’s Common Stock is listed on any established stock exchange or a national market system, then the per share fair market value of the Common Stock shall be calculated based on the average of the closing bid and asked prices of the Common Stock quoted in the over-the-counter market summary or the last reported sale price of the Common Stock or the closing price quoted on the NASDAQ National Market System or on any exchange on which the Common Stock is listed, whichever is applicable, as published in The Wall Street Journal for the five trading days prior to the date of determination of fair market value of the Common Stock; provided further, that if this Warrant is exercised in connection with the Company’s initial public offering of Common Stock, the per shares fair market value of the Common Stock shall be calculated based on the per share offering price of the Common Stock to the public of the Company’s initial public offering.

2.                                      Warrant Shares to be Fully Paid; Reservation of Warrant Shares.  The Company covenants and agrees that all Warrant Shares, shall, upon issuance and, if applicable, payment of the applicable Exercise Price, be duly authorized, validly issued, fully paid and nonassessable, and free of all liens and encumbrances, except for restrictions on transfer provided for herein or under applicable federal and state securities laws.  The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the rights to purchase all Warrant Shares granted pursuant to this Warrant, such number of shares of Common Stock as shall, from time to time, be sufficient therefor.

3.                                      Adjustment of Exercise Price and Number of Shares.  The Exercise Price and the total number of Warrant Shares shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3.  Upon each adjustment of the Exercise Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Exercise Price resulting from such adjustment.

3.1                               Subdivision or Combination of Stock.  In the event the outstanding shares of the Company’s Common Stock shall be increased by a stock dividend payable in Common Stock, stock split, subdivision or other similar transaction occurring after the Effective Date into a greater number of shares of Common Stock, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Warrant Shares issuable hereunder proportionately increased.  Conversely, in the event the outstanding shares of the Company’s Common Stock shall be decreased by reverse stock split, combination, consolidation, or other similar transaction occurring after the Effective Date into a lesser number of shares of Common Stock, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares issuable hereunder proportionately decreased.

3.2                               Reclassification.  If any reclassification of the capital stock of the Company or any reorganization, consolidation, merger, or any sale, lease, license, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all, of the business and/or assets of the Company (a “Reclassification Event”) shall be effected in such

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a way that holders of Common Stock shall be entitled to receive stock, securities, or other assets or property, then, as a condition of such Reclassification Event lawful and adequate provisions shall be made whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities, or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby.  In any Reclassification Event, appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of Warrant Shares), shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities, or assets thereafter deliverable upon the exercise hereof.

3.3                               Notice of Adjustment.  Upon any adjustment of the Exercise Price or any increase or decrease in the number of Warrant Shares, the Company shall give written notice thereof, by first class mail postage prepaid, addressed to the registered Holder of this Warrant at the address of such Holder as shown on the books of the Company.  The notice shall be prepared and signed by the Company’s Chief Financial Officer and shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

4.                                      No Voting or Dividend Rights.  Nothing contained in this Warrant shall be construed as conferring upon the holder hereof the right to vote or to consent to receive notice as a stockholder of the Company on any other matters or any rights whatsoever as a stockholder of the Company.  No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised.

5.                                      Compliance with Securities Act:  Transferability of Warrant, Disposition of Warrant Shares.

5.1                               Compliance with the Securities Act.  The Holder of this Warrant, by acceptance hereof, agrees that this Warrant and the Warrant Shares issuable upon exercise hereof are being acquired for investment and that it shall not offer, sell, or otherwise dispose of this Warrant or any Warrant Shares except under circumstances which shall not result in a violation of the Securities Act of 1933, as amended (the “Act”) or any applicable state securities laws.  All Warrant Shares (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND ARE “RESTRICTED SECURITIES” AS DEFINED IN RULE 144 PROMULGATED UNDER THE ACT.  THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED EXCEPT (I) IN CONJUNCTION

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WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT, (II) IN COMPLIANCE WITH RULE 144, OR (III) PURSUANT TO AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE CORPORATION, THAT SUCH REGISTRATION OR COMPLIANCE IS NOT REQUIRED AS TO SAID SALE, OFFER OR DISTRIBUTION.

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A RESTRICTION ON TRANSFER FOR A PERIOD OF UP TO 180 DAYS FOLLOWING THE EFFECTIVE DATE OF A REGISTRATION STATEMENT UNDER THE ACT FOR AN OFFERING OF THE CORPORATION’S SECURITIES PURSUANT TO AN AGREEMENT BY AND BETWEEN THE CORPORATION AND THE ORIGINAL PURCHASER OF SUCH SECURITIES.  A COPY OF THAT AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

5.2                               Access to Information; Pre-Existing Relationship.  Holder has had the opportunity to ask questions of, and to receive answers from, appropriate executive officers of the Company with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial condition and results of operations of the Company.  Holder has had access to such financial and other information as is necessary in order for Holder to make a fully informed decision as to investment in the Company, and has had the opportunity to obtain any additional information necessary to verify any of such information to which Holder has had access.  Holder further represents and warrants that the Holder has either (i) a pre-existing relationship with the Company or one or more of its officers or directors consisting of personal or business contacts of a nature and duration which enable the Holder to be aware of the character, business acumen and general business and financial circumstances of the Company or the officer or director with whom such relationship exists or (ii) such business or financial expertise as to be able to protect the Holder’s own interests in connection with the purchase of the Warrant Shares.

5.3                               Warrant Transferable.  Subject to compliance with applicable federal and state securities laws under which this Warrant was purchased, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Holder (except for transfer taxes), upon surrender of this Warrant properly endorsed; provided, however, that the Holder shall notify the Company in writing in advance of any proposed transfer and shall not transfer this Warrant or any rights hereunder to any person or entity which is then engaged in a business that, in the reasonable judgment of the Company, is in direct competition with the Company.

5.4                               Disposition of Warrant Shares.  With respect to any offer, sale, or other disposition of the Warrant or any Warrant Shares, the Holder hereof and each subsequent Holder of this Warrant agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder’s counsel, if reasonably requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state law then in effect) of such Warrant or Warrant Shares, as the case may be, and indicating whether or not

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under the Act such Warrant or certificates for such Warrant Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to insure compliance with the Act.  Promptly upon receiving such written notice and opinion, the Company, as promptly as practicable, shall notify such Holder that such Holder may sell or otherwise dispose of such Warrant or Warrant Shares, all in accordance with the terms of the notice delivered to the Company.  If a determination has been made pursuant to this Section 5.4 that the opinion of the counsel for the Holder is not reasonably satisfactory to the Company, the Company shall so notify the Holder promptly after such determination has been made.  Notwithstanding the foregoing, such Warrant or Warrant Shares may be offered, sold or otherwise disposed of in accordance with Rule 144 under the Act, provided that the Company shall have been furnished with such information as the Company may request to provide reasonable assurance that the provisions of Rule 144 have been satisfied.  Each Warrant and certificate representing Warrant Shares thus transferred (except a transfer pursuant to Rule 144) shall bear a legend as to the applicable restrictions on transferability in order to insure compliance with the Act, unless in the aforesaid opinion of counsel for the Holder, such legend is not required in order to insure compliance with the Act.  The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

5.5                               Market Standoff.  The Holder agrees that if so requested by the Company or any representative of the underwriters in connection with registration of the initial public offering of any securities of the Company under the Act, the Holder shall not sell or otherwise transfer any Warrant Shares or any other securities of the Company during the 180 day period following the effective date of such registration statement.  The Company may impose stop transfer instructions with respect to securities subject to the foregoing restrictions until the end of such 180 day period.

6.                                      Modification and Waiver.  This Warrant and any provision hereof may be changed, waived, discharged, or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought; provided, however, that this Warrant may be amended together with the other Series Warrants by holders of Series Warrants representing a majority of the shares of Common Stock issuable under all of the Series Warrants, so long as such amendment does not affect the Holder in a disproportionate manner relative to the other holders of Series Warrants.

7.                                      Notices.  Any notice, request, or other document required or permitted to be given or delivered to the Holder hereof or the Company shall be delivered by hand or messenger or shall be sent by certified mail, postage prepaid, or by overnight courier to each such Holder at its address as shown on the books of the Company or to the Company at the address indicated therefor in the first paragraph of this Warrant or such other address as either may from time to time provide to the other.  Each such notice or other communication shall be treated as effective or having been given (1) when delivered if delivered personally, (2) if sent by registered or certified mail, at the earlier of its receipt or five business days after the same has been registered or certified as aforesaid, or (3) if sent by overnight courier, on the next business day after the same has been deposited with a nationally recognized courier service.

8.                                      Other Notices.  If at any time:

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(1)                                 the Company shall declare any cash dividend upon its Common Stock;

(2)                                 the Company shall declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock;

(3)                                 the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

(4)                                 there shall be any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation;

(5)                                 there shall be a voluntary or involuntary dissolution, liquidation, or winding-up of the Company; or

(6)                                 there shall be an initial public offering of Company securities;

then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, addressed to the Holder of this Warrant at the address of such Holder as shown on the books of the Company, (a) at least 10 days’ prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution, or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up, or public offering, at least 10 days’ prior written notice of the date when the same shall take place; provided, however, that the Holder shall make a best efforts attempt to respond to such notice as early as possible after the receipt thereof.  Any notice given in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution, or subscription rights, the date on which the holders of Common Stock shall be entitled thereto.  Any notice given in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up, conversion, or public offering, as the case may be.

9.                                      Governing Law.  This Warrant shall be construed and enforced in accordance with the internal laws of the State of Delaware, excluding those laws that direct the application of the laws of another jurisdiction.

10.                               Lost or Stolen Warrant.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company, at its expense, will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

11.                               Fractional Shares.  No fractional shares shall be issued upon exercise of this Warrant.  The Company shall, in lieu of issuing any fractional share, pay the Holder entitled to purchase such fraction a sum in cash equal to such fraction (calculated to the nearest 1/100th of a share) multiplied by the difference between the then effective Exercise Price and the fair market value of such share (as determined by the Company’s Board of Directors) as of the date the Form of Subscription is received by the Company.

12.                               No Impairment.  The Company shall not, by charter amendment or by reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any terms of this Warrant, but shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.  Upon the request of the Holder, the Company shall at any time during the period this Warrant is outstanding acknowledge in writing, in form satisfactory to Holder, the continued validity of this Warrant and the Company’s obligations hereunder.

13.                               Successors and Assigns.  This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the Holder.  The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant, and shall be enforceable by any such Holder.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the Effective Date.

CONFORMIS, INC.
a Delaware corporation

/s/ Patrick Hess
Patrick Hess, President and Chief Executive Officer

Address:	323 C Vintage Park Dr.
Foster City, CA 94404

AGREED AND ACCEPTED BY THE HOLDER:

VERTEGEN, INC.
a Delaware corporation

By:	/s/ Philipp Lang
Philipp Lang, Chairman

Address:

Telephone:

Facsimile:

Email:

FORM OF SUBSCRIPTION

(To be signed only upon exercise of Warrant)

To:                             ConforMIS, Inc.

[Please mark one box]

☐                                    The undersigned, the holder of the attached Common Stock Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, (1)                              shares of Common Stock of ConforMIS, Inc., a Delaware corporation (the “Company”), and herewith makes payment of $               therefor.

☐                                    The undersigned, the holder of the attached Common Stock Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, (1)                                  shares of Common Stock of the Company and herewith elects to pay for such shares by reducing the number of shares issuable thereunder in accordance with Section 1.2 thereof.  The undersigned hereby authorizes the Company to make the required calculation under Section 1.2 of the Warrant.

The undersigned represents that it is acquiring such Common Stock for its own account for investment and not with a view to or for sale in connection with any distribution thereof.  The undersigned further represents and confirms that the representations and warranties of the Holder set forth in Section 5.2 of the attached Common Stock Warrant are true and correct as of the date hereof.  The undersigned requests that certificates for such shares be issued in the name of, and delivered to:

whose address is:                                                                                                                              .

DATED:

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

Name:

Title:

(1) Insert here the number of shares called for on the face of the Warrant (or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised), in either case without making any adjustment for any stock or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant, may be deliverable upon exercise.

FIRST AMENDMENT TO LICENSE AGREEMENT

THIS FIRST AMENDMENT TO LICENSE AGREEMENT (this “Amendment”) is entered into effective as of May 20, 2015 (the “Effective Date of the Amendment) by and between ConforMIS, Inc., a Delaware corporation (“ConforMIS”) and Vertegen, Inc., a Delaware corporation (“Vertegen”).

RECITALS

A.                                    Vertegen and ConforMIS have entered into that certain License Agreement dated as of April 10, 2007 (the “License Agreement”); and

B.                                    Vertegen and ConforMIS have agreed to amend and delete certain provisions of the License Agreement in accordance with the terms set forth below, including eliminating any requirement of ConforMIS to develop or commercialize the Licensed IP in exchange for extending the term during which a royalty is owed, the royalty during the extended term to be paid at a reduced rate.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.                                      Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the License Agreement.

2.                                      Amendments to License Agreement.

(a)                                 Section 3.2 Royalties.  Section 3.2 of the License Agreement is hereby amended and restated in its entirety to read as follows:

“3.2                         Royalties.  ConforMIS will pay Vertegen earned royalties on Net Sales (i) at the rate of 6% from the Effective Date of the Amendment until the date that all of the Licensed Patents are expired, and (ii) at the rate of 3% for a period of five years from the date that all of the Licensed Patents are expired, provided, however, that ConforMIS will pay Vertegen earned royalties on Net Sales of Licensed Products sold in the United States at the rate of 3% for a period of five years from the date that all of the Licensed Patents in the United States are expired.  ConforMIS will pay royalties within 30 days after the end of each fiscal quarter in which revenues (or litigation proceeds) giving rise to the payment of royalties hereunder are collected.”

(b)                                 Section 9.3 Termination under Vertegen Field of Use.  Section 9.3 of the License Agreement is hereby deleted in its entirety.

3.                                      Effectiveness.  This Amendment will be deemed effective as of the Effective Date of the Amendment.  This Amendment shall be construed in connection with and as part of the License Agreement and, except as expressly provided in this Amendment, all of the terms and provisions of the License Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the parties hereto.  Each of the parties acknowledges and agrees that, as of the Effective Date of the Amendment, there is no material breach or other breach of the License Agreement by any party to the License Agreement.

4.                                      Miscellaneous.

(a)                                 This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.

(b)                                 This Amendment is governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflict of law provisions of such State.

(c)                                  This Amendment shall inure to the benefit of and be binding upon each of the parties hereto and each of their respective permitted successors and permitted assigns.

(d)                                 Each party hereto shall pay its own costs and expenses in connection with this Amendment (including the fees and expenses of its advisors, accounts and legal counsel).

(e)                                  This Amendment constitutes the sole and entire agreement of the parties hereto with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

CONFORMIS, INC.

By:	/s/ Ken Fallon
Name:	Ken Fallon
Title:	Chairman of the Board of Directors

Address for Notices under the License Agreement:

ConforMIS, Inc.
28 Crosby Drive
Bedford, MA 01730
Attention: Chief Legal Officer

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VERTEGEN, INC.

By:	/s/ Philipp Lang
Name:	Philipp Lang

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